TENTH AMENDMENT TO OFFICE LEASE
     THIS TENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of the 24th day of August, 2006 (the “Effective Date”), by and between Plano Atrium, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”).
WITNESSETH:
     WHEREAS, AmWest Savings Association, a Texas savings and loan association (“AmWest”), and Daisytek Incorporated, a Texas corporation (“Daisytek”), entered into that certain Lease Agreement (Office) (the “Original Lease”) dated as of September 30, 1991 covering premises in the building (the “Building”) commonly known as The Atrium at Collin Ridge located at 500 N. Central Expressway, Plano, Texas;
     WHEREAS, AmWest and Daisytek entered into that certain Modification and Ratification of Lease (the “First Amendment”) dated January 7, 1992, pursuant to which AmWest leased to Daisytek, a certain 820 rentable square feet of storage space located in the basement of the Building and is herein referred to as the (“Storage Space”);
     WHEREAS, AmWest sold the Building to Atrium Associates, L.P., a Texas limited Partnership, d/b/a The Atrium at Collin Ridge (“Atrium”), and assigned to Atrium all of its rights under the Original Lease, as amended by the First Amendment;
     WHEREAS, Atrium and Daisytek entered into that certain Modification and Ratification of Lease (the “Second Amendment”) dated July 22, 1992;
     WHEREAS, Atrium and Daisytek entered into that certain Modification of Lease No. 3 (the “Third Amendment”) dated November 12, 1992
     WHEREAS, Atrium and Daisytek entered into that certain Modification of Lease No. 4 (the “Fourth Amendment”) dated April 26, 1993;
     WHEREAS, Atrium and Daisytek entered into that certain Modification of Lease No. 5 (the “Fifth Amendment”) dated November 1, 1994;
     WHEREAS, Atrium and Daisytek entered into that certain Sixth Modification to Lease Agreement (the “Sixth Amendment”) dated November 30, 1995, pursuant to which, among other things, Daisytek leased from Atrium and Atrium leased to Daisytek, a certain 13,056 rentable square foot space on the 1st floor of the Building is herein referred to as the (“First Floor Premises”), which 13,056 rentable square foot space is more particularly described on the Exhibit B of the Sixth Amendment;
     WHEREAS, Atrium and Daisytek entered into that certain Seventh Modification to Lease Agreement (the “Seventh Amendment”) dated July 31, 1996;
     WHEREAS, Atrium and Daisytek entered into that certain Eighth Amendment to Lease (the “Eighth Amendment”) dated effective as of February 20, 1998;
     WHEREAS, Atrium sold the Building to AGBRI Atrium, L.P., and assigned all of its rights under the Lease Agreement;
     WHEREAS, Daisytek assigned its rights under Lease to Tenant pursuant to that certain Assignment of Lease dated February 1, 2000, and, in connection therewith, AGBRI Atrium, L.P., Tenant and Daisytek entered into that certain Consent Assignment which was attached to such Assignment.
     WHEREAS, AGBRI Atrium, L.P. and Tenant entered into that certain Ninth Amendment to Lease (the “Ninth Amendment”) dated effectively November 13, 2001 (the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment and the Ninth

Amendment are herein collectively called the “Amendments” and the Original Lease, as amended by the Amendments, is herein called the (“Lease”);
     WHEREAS, Plano Atrium, LLC (“Landlord”) has purchased Building from AGBRI Atrium, L.P.;
     WHEREAS, the lease currently covers approximately 66,239 rentable square feet of space (the “Current Premises”);
     WHEREAS, Landlord and Tenant desire to modify the terms and provisions of the Lease as set forth herein;
     NOW, THEREFORE, for and in consideration of the mutual terms and conditions set forth herein and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
     1. Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Lease.
     2. Extension of the Term of the Lease. Beginning March 16, 2007 (the “2007 Renewal Term Commencement Date”) the term of the Lease is hereby extended until, and the Lease is hereby renewed through March 31, 2012 (such date of expiration is herein referred to as the “2007 Renewal Term Expiration Date”). As used in the Lease and all exhibits attached thereto, the phrase “the term of this Lease” and the term “Lease Term” shall mean the period beginning December 16, 1991 and ending on the 2007 Renewal Term Expiration Date unless sooner terminated in accordance with the Lease or this Amendment.
     3. Current Premises. The “Current Premises” contains approximately 66,239 rentable square feet located in the following: the First Floor Premises, located in Suite 125 and containing approximately 13,056 rentable square feet; the “Fifth Floor Premises” located in Suite 500 and containing approximately 52,363 rentable square feet; and the Storage Space, located in the basement level and containing approximately 820 rentable square feet.
     4. Give-Back Premises. Tenant intends to give-back to Landlord the First Floor Premises containing approximately 13,056 rentable square feet, (the “Give-Back Premises”) depicted in Exhibit A-1 attached hereto. The “Give-Back Premises Termination Date” shall mean the same date as the Expansion Premises Commencement Date (defined below in Paragraph 5). Tenant’s obligation to continue to pay future Base Rent for the Give-Back Premises shall terminate on the Give-Back Premises Termination Date. Tenant agrees to vacate the Give-Back Premises within seven days following the Give-Back Premises Termination Date.
     5. Expansion Premises. The term “Expansion Premises” shall mean approximately 20,208 rentable square foot space located in Suite 450 on the fourth floor of the Building and depicted in Exhibit A-2 attached hereto. The term “Expansion Premises Target Commencement Date” shall mean November 1, 2006. Landlord’s failure to Substantially Complete the Landlord Work by the Expansion Premises Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages; however, Landlord agrees to make commercially reasonable efforts to complete the Landlord Work by the Expansion Premises Target Commencement Date provided this Amendment is executed by August 15, 2006. The term “Expansion Premises Commencement Date” shall mean the date following exactly seven days after “Substantial Completion” of improvements as defined in Exhibit B-2. From and after the Expansion Premises Commencement Date, references to the “Premises” in this Amendment and the Lease shall mean approximately 73,391 rentable square feet (and shall include: the Fifth Floor Premises, the Expansion Premises, and the Basement Space; and shall no longer include: the Give-Back Premises).
     6. Base Rent: Tenant shall pay Landlord as Base Rent for the Premises in lawful money of the United States of America, at PLANO ATRIUM, LLC, Dept. 6077, Los Angeles, CA 90084-6077, or at such other place as Landlord shall designate in writing from time to time, as follows:

     (a) Fifth Floor Premises:
          (i) Prior to August 1, 2006, Tenant shall pay Base Rent for Current Premises as required by the Lease; and
          (ii) Commencing August 1, 2006 through March 31, 2008, Tenant shall pay $76,362.71 per month for the Fifth Floor Premises (i.e. $17.50 per rentable square foot on an annual basis for the Fifth Floor Premises);
          (iii) Commencing April 1, 2008 through March 31, 2009, Tenant shall pay $78,544.50 per month for the Fifth Floor Premises (i.e. $18.00 per rentable square foot on an annual basis for the Fifth Floor Premises);
          (iv) Commencing April 1, 2009 through March 31, 2010, Tenant shall pay $80,726.29 per month for the Fifth Floor Premises (i.e. $18.50 per rentable square foot on an annual basis for the Fifth Floor Premises);
          (v) Commencing April 1, 2010 through March 31, 2011, Tenant shall pay $82,908.08 per month for the Fifth Floor Premises (i.e. $19.00 per rentable square foot on an annual basis for the Fifth Floor Premises);
          (vi) Commencing April 1, 2011 through the Renewal Term Expiration Date, Tenant shall pay $85,089.88 per month for the Fifth Floor Premises (i.e. $19.50 per rentable square foot on an annual basis for the Fifth Floor Premises);
     (b) Expansion Premises:
          (i) Commencing on the Expansion Premises Commencement Date through March 31, 2008, Tenant shall pay $29,470.00 per month for the Expansion Premises (i.e. $17.50 per rentable square foot on an annual basis for the Expansion Premises);
          (ii) Commencing April 1, 2008 through March 31, 2009, Tenant shall pay $30,312.00 per month for the Expansion Premises (i.e. $18.00 per rentable square foot on an annual basis for the Expansion Premises);
          (iii) Commencing April 1, 2009 through March 31, 2010, Tenant shall pay $31,154.00 per month for the Expansion Premises (i.e. $18.50 per rentable square foot on an annual basis for the Expansion Premises);
          (iv) Commencing April 1, 2010 through March 31, 2011, Tenant shall pay $31,996.00 per month for the Expansion Premises (i.e. $19.00 per rentable square foot on an annual basis for the Expansion Premises);
          (v) Commencing April 1, 2011 through March 31, 2012, Tenant shall pay $32,838.00 per month for the Expansion Premises (i.e. $19.50 per rentable square foot on an annual basis for the Expansion Premises);
     (c) Give-Back Premises:
          (i) Prior to August 1, 2006 Tenant shall pay Base Rent for Current Premises as required by the Lease; and
          (ii) Commencing on August 1, 2006 through the Give-Back Premises Termination Date, Tenant shall pay $19,040.00 per month for the Give- Back Premises (i.e. $17.50 per rentable square foot on an annual basis for the Give-Back Premises);
     (d) Storage Space:
          (i) Prior to April 1, 2007, Tenant shall pay Base Rent for Storage Space as required by the Lease; and

          (ii) Commencing on the April 1, 2007 through the 2007 Renewal Term Expiration Date, Tenant shall pay $478.33 per month for the Storage Space (i.e. $7.00 per rentable square foot on an annual basis for the Storage Space);
     7. Base Rental Amount Adjustments. Commencing on the 2007 Renewal Term Commencement Date, the following base rental adjustments are herein amended. Base Rent payable for the Premises will continue to be so adjusted, but the Base Expense Amount shall be the actual Operating Costs paid or incurred in the calendar year 2007.
     8. Leasehold Improvements. Various agreements of the parties to this Amendment regarding improvements and payments to be made to the Premises are set forth in Exhibit B-1, Exhibit B-2, Exhibit B-3, and Exhibit B-4 attached hereto.
     9. Renewal Option. Tenant shall have the renewal option rights set forth in the Exhibit D attached hereto.
     10. Right of First Refusal Option. Tenant shall have the Right of First Refusal as set forth in Exhibit E attached hereto.
     11. Expansion Option. Tenant shall have the expansion rights set forth in the Exhibit F attached hereto.
     12. Brokers. Tenant represents and warrants to Landlord that it has dealt directly with (and only with) Cushman & Wakefield (Tenant’s Broker) and Jamison Properties, Inc. (Landlord’s Broker) in connection with this Amendment, and that insofar as Tenant knows, no other broker negotiated or participated on its behalf in the negotiations of this Amendment, or is entitled to any commission in connection therewith. Tenant hereby agrees to indemnify, save and hold Landlord and all Landlord Indemnitees harmless from and against any and all claims or demands made upon Landlord for any commissions, fees or other compensation by any other broker, agent or salesman acting on behalf of Tenant in connection with this Amendment. Landlord hereby agrees to indemnify, save and hold Tenant harmless from and against any and all claims or demands made upon Tenant for any commissions, fees or other compensation by Landlord’s Broker or Tenant’s Broker. The provisions of this paragraph shall survive the expiration or any earlier termination of the Lease.
     13. Tenant Certification. By its execution of this Amendment, each party hereby certifies that as of the date of such execution, and to the best of its knowledge, the other party is not in default of the performance of its obligations pursuant to the Lease. Tenant further certifies that, to the best of its knowledge, it has no offsets, claims against Landlord or the rent payable by Tenant under the Lease and no defenses with respect to the Lease.
     14. Continuing Effect; Gender and Number. The Lease, as amended herein, is hereby ratified and confirmed and shall continue in full force and effect. Singular words shall connote the plural number as well as singular and vice versa, and the masculine shall include the feminine and the neuter.
     15. Counterparts. This Amendment may be executed in multiple counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one and the same instrument.
     16. Authority. Tenant hereby warrants and represents that it has the requisite authority and ability to enter into this Amendment and to fully perform all obligations of Tenant hereunder. Landlord hereby warrants and represents that it has the requisite authority and ability to enter into this Amendment and to fully perform all obligations of Landlord hereunder.
     17. Conflicts; Incorporation by Reference. In the event of any conflict between the terms of this Amendment and the Lease, the terms of this Amendment shall control. All of the exhibits attached to this Amendment are by this reference incorporated herein and made a part hereof for all purposes.
     18. Prior Agreements; Amendments. This Amendment and the Lease, including the exhibits attached hereto, contain all of the covenants, provisions, agreements, conditions and understandings between Landlord and Tenant concerning the Expansion Premises and any other matter covered or mentioned herein or therein, and no prior agreement or understanding, oral or written, express or implied, pertaining to the Expansion Premises or any such other matter shall be effective for any purpose. No provision of this Amendment may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties hereto acknowledge and agree that all prior agreements, representations, negotiations and understandings pertaining to the Expansion Premises are deemed superseded by the execution of this Amendment to the extent that they are not expressly incorporated herein.
     19. Tenant Not a Restricted Entity. Tenant represents and warrants that Tenant is not, and shall not become, a person or entity with whom Landlord is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other action of any Governmental Authority and is not and shall not engage in any dealings or transactions or be otherwise associated with such persons or entities.
     20. Charges and Computations. Landlord and Tenant agree that each provision of the Lease and this Amendment for determining charges, amounts and additional rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 of the Texas Property Code, as enacted by House Bill 2186, 77th Legislature. ACCORDINGLY, TENANT VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS, IF ANY, AVAILABLE TO TENANT UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS IT MAY BE HEREAFTER AMENDED OR SUCCEEDED.
     21. Effect of Submission. This Amendment shall become effective only upon the execution and delivery by both Landlord and Tenant.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date or dates set forth below but effective for all purposes as of the Effective Date.

LANDLORD:

PLANO ATRIUM, LLC, a Delaware
limited liability company

By:	PLANO ATRIUM2, LLC, a
Delaware limited liability company, its
sole member

	By:	JAMISON PLANO ATRIUM, INC., a
Delaware corporation, its Managing Member

By:
Name:

Title:

TENANT:

PRIORITY FULFILLMENT SERVICES, INC., a
Delaware corporation

By:

Name:

Title:

EXHIBIT A-1
Give-Back Premises

NORTH TOWER
SOUTH TOWER
SUITE 125

FIRST FLOOR

INTERPRISE
The Design Resource

RSF:	AS NOTED
DRAWN/CHK:	LAS/HRW
PROJ. #:	0072-1194-16
DATE:	07-19-06

ATRIUM AT COLLIN RIDGE
LEASE EXHIBIT

Jamison Properties, Inc

EXHIBIT A-2
Expansion Premises

EXHIBIT B-1
TENANT IMPROVEMENT WORK AGREEMENT
5TH FLOOR REFURBISHMENT
     PLANO ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”), entered into that certain Tenth Amendment to Office Lease (the “Amendment”) dated as of August ___, 2006, for the lease of certain space at Atrium at Collin Ridge located in Plano County, Texas. This Exhibit B-1 (this “Exhibit”) is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment. Landlord and Tenant mutually agree as follows:
1. Tenant shall accept the Fifth Floor Premises in its “AS-IS” condition, and Landlord shall have no obligation to perform any work therein except as outlined in this Exhibit (including, without limitation, demolition of any improvements existing therein or construction of any tenant finish-work or other improvements therein except as set forth in this Exhibit).
          Landlord shall provide Tenant with an allowance not to exceed an amount of Three Hundred Fifty Thousand Forty-Four dollars ($350,044), the “5th Floor Refurbishment Allowance”, as outlined below:
     (a) Fifth Floor Refurbishment Allowance. Landlord agrees to provide Tenant an allowance not to exceed Two Hundred Forty Thousand Forty-Two Dollars ($240,042.00) (i.e. $5.00 per usable square foot) for improvements to the Fifth Floor Premises to be performed by Tenant. This allowance will be paid by Landlord to Tenant, from time to time, upon presentation by Tenant of invoices reflecting the cost of refurbishment and other improvements to the Fifth Floor Premises incurred by Tenant. Tenant shall complete such refurbishment and other improvements to the Fifth Floor Premises within six months of the 2007 Renewal Term Commencement Date. All such refurbishments and improvements shall be in compliance with the applicable provisions of the Lease and all applicable governmental laws, codes, rules and regulations. Any portion of this allowance not used (the “Unused Allowance”) may be applied by Tenant to any Excess incurred in connection with the Expansion Premises as provided in Exhibit B-2.
     (b) Restroom Upgrade Allowance. Landlord agrees to upgrade the Fifth Floor Restrooms based on an allowance of Eighty Thousand Dollars ($80,000.00). Landlord represents that such allowance is sufficient for such purpose and all improvements shall be in compliance with all applicable governmental laws, codes, rules and regulations including ADA/TAS. Landlord will use its best effort to minimize disruption caused to Tenant and will work around the time of day or night most convenient to the Tenant.
     (c) Lighting Retrofit. Landlord agrees to install at its expense, and in an amount not to exceed Thirty Thousand Dollars ($30,000.00) improvements to retrofit the Building Standard lighting on the Fifth Floor Premises. Landlord agrees to install new Building Standard T-8 lamps and electronic ballasts in Tenant’s existing Building Standard lighting fixtures. Landlord represents that such allowance is sufficient for such purpose and all improvements shall be in compliance with all applicable governmental laws, codes, rules and regulations. Landlord will use its best effort to minimize disruption caused to Tenant and will work around the time of day or night most convenient to the Tenant.
     Landlord shall use its best efforts to complete such upgrades and retrofit as soon as reasonably feasible following the date hereof and prior to the 2007 Renewal Term Commencement Date.
2. ADDITIONAL WORK
     Except to the extent described herein, Landlord has no obligation to do or pay for any work to the Fifth Floor Premises (or any plans or specifications relating thereto).

3. MISCELLANEOUS
     (a) The terms and provisions of this Exhibit are intended to supplement and are specifically subject to all the terms and provisions of the Amendment and the Lease.
     (b) This Exhibit may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto. Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.
     (c) The size and location of all of Tenant’s wire, cable, condenser water piping and power conduit shall be subject to Landlord’s prior written approval which shall not be unreasonably withheld.

EXHIBIT B-2
TENANT IMPROVEMENT WORK AGREEMENT
4TH FLOOR EXPANSION
     PLANO ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”), entered into that certain Tenth Amendment to Office Lease (the “Amendment”) dated as of August ___, 2006, for the lease of certain space at Atrium at Collin Ridge located in Plano, Texas. This Exhibit B-2 (this “Exhibit”) is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment. Landlord and Tenant mutually agree as follows:
1. Except as set forth in this Exhibit, Tenant accepts the Expansion Premises in its “As Is” condition on the date that this Lease is entered into.
2. In addition to the improvements listed in the following paragraphs, Landlord agrees to provide the following improvement allowances.
     (a) Moving Allowance. Landlord agrees to provide Tenant with an allowance (the “Moving Allowance”) in an amount not to exceed seventeen thousand dollars ($17,000.00) (i.e. $1.00 per usable square foot for the Expansion Premises) for costs associated with moving Tenant’s furniture and personal property to the Expansion Premises. Tenant agrees to provide Landlord with documentation of expenses for costs incurred by Tenant for the moving expense. Landlord shall reimburse Tenant in cash or its equivalent within 30 days of receipt of the documentation of expenses. Any portion of the Moving Allowance not so used may, at Tenant’s option, be applied as a credit to the next Base Rental then due or to any Excess (as defined below).
     (b) Amortized Excess Allowance. Tenant may request an additional allowance (the “Amortized Excess Allowance”) in an amount not to exceed eighty-four thousand nine hundred ninety-five dollars ($84,995.00) (i.e. $5.00 per usable square foot for the Expansion Premises). The Amortized Excess Allowance may be used for Tenant Improvements (including changes orders or Above Standard Charges on Expansion Premises or for additional allowance for the 5th Floor Refurbishment), as well as for furniture, fixtures, and/or telecommunications. Tenant and Landlord agree to promptly enter into a lease amendment whereby Landlord agrees to bear the Amortized Excess Allowance costs to complete the Improvements or such other foregoing uses. Tenant agrees to pay to Landlord the Amortized Excess Allowance as an adjustment of Base Rental for the Expansion Premises (the “Amortized Excess Payment) to Landlord as follows:
The monthly installments of Base Rent payable by Tenant to Landlord under the Lease shall be increased by an amount sufficient to fully amortize in equal monthly installments over the period beginning on the Expansion Premises Commencement Date and ending on the 2007 Renewal Term Expiration Date the balance of the Amortized Excess Allowance, plus interest thereon at a fixed rate of ten percent (10%) per annum (the “Amortized Excess Portion”). The Amortized Excess Portion shall be payable to Landlord beginning on the first day of the First (1st) full month following the Expansion Premises Commencement Date and continuing regularly monthly thereafter through and including the 2007 Renewal Term Expiration Date.
3. Landlord agrees to “turn-key” the Improvements to the Expansion Premises using Building Standard materials based on the Space Plan approved by Landlord and Tenant and prepared by Interprise Design and dated August 8, 2006, a copy of which is attached hereto as Exhibit B-3 (the “Plans”). Landlord further agrees to provide the following improvements
a.	One coffee bar with base cabinet including sink and over head storage cabinets

b.	Power Connections for each work station

c.	Wall finishes and carpet squares to match the fifth floor customer service center

d.	Signage Costs

e.	Carpet stairwell between 4th and 5th floors.

f.	Landlord shall provide an allowance an amount not to exceed $5,000.00 for an access card reader to be added to the Building’s main east entrance glass door (the “Building Access Allowance”). Such costs shall be limited to the access card reader, magnetic locking device, and connection to the Building’s fire panel. In the event that Tenant chooses to use the Building’s access system, Tenant may use the allowance for the costs of purchasing the Building’s access cards from Landlord.
     All improvements shall be in compliance with all applicable governmental laws, codes, rules and regulations including ADA/TAS.
4. Notwithstanding anything to the contrary contained herein, so long as Tenant does not request any changes to the Plans, as set forth above, no Excess (as defined herein) shall be charged to or payable by Tenant in connection with the construction of the Improvements to the Expansion Premises.
5. Landlord shall construct the tenant improvements contemplated hereby in accordance with the Plans (collectively, the “Improvements”). The cost of the Improvements for the purpose of billing shall equal the cost of planning, designing and constructing such Improvements (including any contractor’s fee and Landlord’s cost of supervision and coordination of the work in an amount equal to three percent (3%) of the actual cost to Landlord of the construction). All Improvements will be constructed with Building Standard materials with the exception of Improvements noted in Section 3 above. Any above standard improvements shall be considered Excess (defined below).
6. All costs and expenses incurred in the design and construction of the Improvements shall be borne by Landlord; provided, however, that any costs and expenses (the “Excess”) incurred as a result of changes to the Plans requested by Tenant, change orders requested by Tenant, and/or Above Standard Improvements requested by Tenant (collectively, a “Tenant Change”) shall be paid by Tenant, and shall be payable, at Tenant’s option, as follows: (a) (i) Tenant shall pay, within ten (10) days from delivery of Landlord’s invoice to Tenant therefor, to Landlord prior to the commencement of construction of the Tenant Change, an amount equal to one hundred percent (100%) of such Excess (as then estimated by Landlord), or (ii) Tenant may utilize the Amortized Excess Allowance or Unused Allowance (as defined above). Any costsExcess that exceed the Amortized Excess Allowance or Unused Allowance shall be paid by Tenant as outlined above; and (b) As soon as the final accounting is prepared and submitted to Tenant, and following the completion of all “punch list” items Tenant shall pay to Landlord, within twenty (20) days from delivery of Landlord’s invoice to Tenant therefor, the entire unpaid balance, if any, of the actual Excess based on the final costs to Landlord and failure to make any such payments when due shall constitute an event of default under the Lease, entitling Landlord to all of its remedies thereunder as well as all remedies otherwise available to Landlord.
7. If Tenant requests any changes in the Plans, Tenant shall present Landlord with revised drawings and specifications for Landlord’s approval, which approval will not be unreasonably withheld (but may be withheld if Landlord believes that any changes could substantially delay the construction of the Improvements). If Landlord approves such changes, Landlord shall incorporate such changes in the Improvements following Landlord’s receipt of a change order therefor executed by Tenant.
8. Landlord hereby agrees that to the extent it acts as contractor hereunder, Landlord will commence or cause the commencement of the construction of the Improvements as promptly as is reasonably possible and will proceed with due diligence to perform or cause such work to be performed in a good and workmanlike manner. Landlord warrants to Tenant that all materials and equipment furnished in constructing the portion of the Improvements constructed by Landlord will be of good quality, free from faults and defects; provided, however, that Tenant’s sole remedy for breach of such warranty shall be that Landlord, for a period of twelve (12) months after substantial completion of such work, at its sole cost and expense, will make all necessary repairs, replacements, and corrections of any nature or description as may become necessary by reason of faulty construction, labor or materials in the portion of the Improvements constructed by Landlord.

9. For the purposes of this Exhibit, the term “Substantial Completion” of the Improvements shall mean the completion of such Improvements in accordance with the Plans in all material respects excepting only minor “punch list” finish and touch-up work which does not interfere with the occupancy of the Leased Premises by Tenant, and the issuance of a certificate of occupancy and all other municipal permits necessary for Tenant to lawfully occupy and use the Expansion Premises under the Lease. Tenant shall submit a “punch list” to Landlord promptly following Substantial Completion of the Expansion Premises, and all such “punch list” items will be completed by Landlord within thirty (30) days of its receipt of such list.
10. Landlord agrees to allow Tenant or its representative to provide a list of approved general contractors that Landlord may consider. Final selection of these trades shall be at Landlord’s sole discretion.
11. Unless otherwise specified, the Expansion Premises are to be painted and carpeted using Building Standard colors and finish materials. The Building Standard Grid consists of 2’ x 4’ ceiling tiles. Landlord shall provide ceiling grid in good condition and will replace any damaged or stained. tiles. All ceiling tiles should be clean, uniform, and free of cracks, its, or bending (warping). Parabolic light fixtures shall be installed and wired per the Plans, including air return and supply capability. Fixtures shall include new T8 lamps and electronic ballasts. Refer to I.E.S. Lighting Handbook for specific light levels -1/60 square feet.
12. Building sprinkler system shall be installed in accordance with the Plans (allow one sprinkler head per 150-170 RSF as specified in Tenant’s drawings). Landlord warrants that the Expansion Premises sprinkler system currently meets required building codes. Any pre-existing damaged or missing components shall be replaced at Landlord’s cost. Costs resulting from the modifications to the Expansion Premises for the addition or relocation of sprinkler system components shall be part of the Improvements.
13. Landlord shall provide Building Standard HVAC services. Landlord warrants that the Expansion Premises HVAC mechanical system currently meets Building Standard requirements. Costs resulting upon the modifications of the Expansion Premises for the addition or relocation of HVAC system components shall be part of the Improvements. The HVAC system shall be tested, adjusted, and balanced to Tenant’s requirements by a NEBB certified balancing firm.
14. Building fire alarm, enunciators, fire extinguishers, smoke detectors, exit fights and ADA complying strobes shall be installed per code and occupancy requirements. Landlord warrants that the Expansion Premises fire safety system currently meets required building codes. Any pre-existing damaged or missing components shall be replaced at Landlord’s cost. Costs resulting from the modifications to the Expansion Premises for the addition or relocation of fire safety components shall be part of the Improvements.
15. Electrical distribution shall be modified in accordance with the Plans. Tenant requires 8 watts per square foot capacity (demand) (separate from base building HVAC systems) and lighting for the Expansion Premises. Landlord warrants that the Expansion Premises electrical system currently meets Building Standard requirements. Costs resulting from the modifications to the Expansion Premises for the addition or relocation of electrical outlets or components shall be part of the Improvements.
16. All baffling and sound insulation/isolation requirements installed for base building mechanical equipment will be provided and installed by Landlord to meet minimum requirements.
17. Building standard window covering shall be installed as a part of the Improvements.
18. Landlord shall, at Landlord’s expense, level and smooth all floors within the Expansion Premises with no more than 1/4 inch level variance in any 10 foot radius and with no more than overall one (1) inch leveling variance between any two locations on any one floor of the Expansion Premises. The specifications for any materials used in such leveling shall be reasonably acceptable to Tenant.
19. All building columns and the core wall drywalled, taped and bedded.

20. Any wall surface beneath or above exterior windows to be furred, drywalled, taped and bedded and insulated.
21. Landlord represents that the Expansion Premises and related common areas will conform with all applicable regulatory codes including ADA/TAS. Such areas shall include but not be limited to restrooms, path of travel through the building, garages, elevator cabs, lobbies, and site work etc. In addition, all building safety and regulatory inspections are the responsibility of the Landlord and all records should be made available for review by Tenant.
22. Cabling rooms and cable risers shall be available for installation of telephones and computer network. Landlord, with its reasonable approval, shall provide building cable entrance, facilities and vertical risers of sufficient quantities to support Tenant’s internally operated telephone and data communications system.
23. Landlord is responsible for the cost of removing any and all abandoned communications cable from the building’s riser system (vertical pathways) serving the Expansion Premises and above the ceiling grid (horizontal pathways) in the Expansion Premises. Abandoned communications cable shall be defined as all communications cabling (copper or fiber) that is not terminated at both ends on a connector or other equipment and not identified “For Future Use” with a tag.
24. Landlord shall comply with ASHRE 6289 which addresses building air change requirements.
25. Tenant shall have the right to install secured conduit(s) in the riser space for its exclusive use upon written approval. of Landlord. Access to this riser space shall be free and shall be reasonably accessible during the Lease term and all extensions thereof.
26. Upon termination or expiration of the Lease term, and any renewal thereof, Tenant shall return the Expansion Premises in accordance with the provisions of the Lease, but shall have no obligation to remove the Improvements or otherwise restore the Expansion Premises.
27. COMMENCEMENT OF RENT
     Tenant’s obligation to pay Base Rent for the Expansion Premises shall not commence until the Expansion Premises Commencement Date; provided, however, that if the Substantial Completion of Improvements is delayed as a result of any one or more of the following (each referred to as a “Tenant Delay”):
     (a) Tenant’s request for materials, finishes and installations which require unusual lead time to order or unusual time to install; or
     (b) Tenant’s changes in the Improvements or in the Plans relating thereto (notwithstanding Landlord’s approval of any such changes); or
     (c) If the performance of any material portion of the Improvements depends on the prior or simultaneous performance of work by Tenant or any of Tenant’s contractors, any delay by Tenant or Tenant’s contractors in the completion of such work;
then and in any such event, Tenant’s obligation to commence the payment of Base Rent for the Expansion Premises on the date provided for in the Amendment shall not be affected or deferred on account of such delay.
28. ACCESS BY TENANT PRIOR TO COMMENCEMENT OF TERM
     If Tenant should desire to enter the Expansion Premises or authorize its employees, architects, space planners, consultants, contractors, engineers, suppliers and other representatives, as applicable, to do so prior to the Expansion Premises Commencement Date to (i) perform approved work not requested of Landlord, (ii) assist in the preparation of the Plans and/or to monitor the progress of the construction of the Improvements and/or (iii) install furniture, fixtures, equipment, telecommunications equipment or other equipment, Landlord shall permit such entry if: (1) Tenant shall use only such contractors which Landlord shall approve in its reasonable discretion and Landlord shall have approved the plans for such approved work to be utilized by Tenant, which approval will not be unreasonably withheld; (2) Tenant, its employees, architects, consultants, contractors, workmen, mechanics, engineers, space planners or such others as may enter the Premises (collectively, “Tenant’s Contractors”), work in harmony with and do not in any way disturb or interfere with Landlord’s Space Planner, architects, engineers, contractors, workmen, mechanics or other agents or independent contractors in the performance of their work (collectively, “Landlord’s Contractors”), it being understood and agreed that if entry of Tenant or Tenant’s Contractors would cause, has caused or is causing a material disturbance to Landlord or Landlord’s Contractors, then Landlord may, with notice, refuse admittance to Tenant or Tenant’s Contractors causing such disturbance; (3) Tenant, Tenant’s Contractors and other agents shall provide Landlord with sufficient evidence that each is covered under such workers’ compensation, employer’s liability, commercial general liability and property damage insurance as Landlord may reasonably request for its protection and the protection of its agents and mortgagees; (4) such work shall be constructed/performed in accordance with the Lease; and (5) Tenant shall not then be in default of any of its obligations under the Lease and/or the Amendment. Tenant shall give Landlord’s project manager reasonable advance notice of any entry permitted by this Exhibit and Landlord shall have the right to require that a representative and/or agent of Landlord accompany the person or persons so entering the Expansion Premises. Landlord shall not be liable for any injury, loss or damage to any of Tenant’s installations or decorations made prior to the on Expansion Premises Commencement Date and not installed by Landlord. Tenant shall protect, defend, indemnify and hold harmless Landlord and all Landlord Indemnitees exempt and harmless from and against any and all Claims arising out of or in connection with work performed in any portion of the Expansion Premises by or on behalf of Tenant (but excluding work performed by Landlord or Landlord’s Contractors) or otherwise arising out of or connected with the activities of Tenant or its agents, servants, officers, employees, contractors, suppliers or workmen in or about any portion of the Expansion Premises, the Building and/or the Complex, SPECIFICALLY INCLUDING, WITHOUT LIMITATION, SUCH LIABILITIES, COSTS, DAMAGES, FEES AND EXPENSES ARISING OUT OF OR CONNECTED WITH THE NEGLIGENCE OF LANDLORD OR ANY LANDLORD INDEMNITEES, but excluding any such liabilities, costs, damages, fees and expenses caused by or resulting from the sole or gross negligence or willful misconduct of Landlord or any Landlord Indemnitees. Landlord is not responsible for the function and maintenance of the improvements, equipment, cabinets or fixtures not installed by Landlord, except as otherwise provided herein. Such entry by Tenant and Tenant’s Contractors pursuant to this Exhibit shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease and the Amendment except the covenant to pay Rent.
29. MISCELLANEOUS
     (a) The terms and provisions of this Exhibit are intended to supplement and are specifically subject to all the terms and provisions of the Lease.
     (b) This Exhibit may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto. Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.
     (c) If any re-drawing or re-drafting of the Plans is necessitated by any requested changes thereto by Tenant (all of which shall be subject to Landlord’s approval), the expense of any such re-drawing or re-drafting will be charged to Tenant.
     (d) The Excess and any other sums payable by Tenant to Landlord under this Exhibit shall constitute rent due under the Lease. In no event shall any termination of the Lease by Landlord relieve Tenant of Tenant’s obligation to pay Landlord the Excess or any other sums payable by Tenant under this Exhibit.

EXHIBIT B-3
Expansion Premises Space Plan

EXHIBIT B-4
BUILDING IMPROVEMENTS
     PLANO ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“Tenant”), entered into that certain Tenth Amendment to Office Lease (the “Amendment”) dated as of August ___, 2006, for the lease of certain space at Atrium at Collin Ridge located in Plano, Texas. This Exhibit B-4 (this “Exhibit”) is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment. Landlord and Tenant mutually agree as follows:
JANITORIAL:
Landlord shall establish and maintain a plan to improve the standards in the Building that will provide a first class business environment. In particular, Landlord agrees:
•	to sweep architectural beams :tree of dust and debris on a quarterly basis. All Atrium balconies shall be kept clean of trash or furniture. The balconies shall be cleaned on a weekly basis.

•	to use its reasonable efforts to remove unsightly storage of boxes in other tenant spaces visible through the atrium windows by inspecting weekly for unsightly boxes visible from the atrium and ordering its removal or the closing of blinds.

•	to repaint any visible water stains on the Atrium ceiling.

•	to maintain proper care of the water fountain so as to prevent algae growth in the water and on the water fountain walls and re-paint the water fountain (estimated at $2,000) and clean the fountain on a weekly basis.
ELEVATOR SERVICE:
Landlord will use its best effort to improve elevator downtime. Landlord represents that a new contract has been negotiated which includes faster response times on repairs and increased amount of preventative maintenance to the elevators. In addition, Landlord is installing infrared sensors on all elevator doors to improve safety. (The cost of the upgrade is estimated at $6,000)
BUILDING LOBBY:
Landlord agrees to furnish building lobby with new furniture. Landlord will spend up to $7,000.
SECURITY/LIFE SAFETY:
Landlord agrees to install a video surveillance system at the Building to monitor entrances and parking areas. Landlord agrees to spend up to $8,000 on surveillance system. In addition, Landlord will re-evaluate security procedures and patrols to deter automobile burglaries.

EXHIBIT C
     PLANO ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC. (“Tenant”), entered into that certain Tenth Amendment to Office Lease (the “Amendment”) dated as of August ___, 2006, for the lease of certain space at Atrium at Collin Ridge located in Plano, Texas. This Exhibit C (this “Exhibit”) is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment. Landlord and Tenant mutually agree as follows:
W I T N E S S E T H
1.	The Expansion Premises have been delivered to, and accepted by, Tenant.

2.	Substantial Completion of the Expansion Premises is , 2006 and the Expansion Premises Commencement Date is , 2006.

3.	The Expansion Premises consists of 20,208 rentable square feet of floor area in the Building.

4.	Base Rent is to calculated, determined and paid in the amounts and on the dates provided in Paragraph 6 of the Amendment.
     IN WITNESS WHEROF, this instrument has been duly executed by Landlord and Tenant as of the date first written above.

LANDLORD:

PLANO ATRIUM, LLC, a Delaware
limited liability company

By:	PLANO ATRIUM2, LLC, a
Delaware limited liability company, its
sole member

	By:	JAMISON PLANO ATRIUM, INC., a
Delaware corporation, its Managing Member

By:
Name:

Title:

TENANT:

PRIORITY FULFILLMENT SERVICES, INC., a
Delaware corporation

By:

Name:

Title:

EXHIBIT D
RENEWAL OPTION
     PLANO ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC. (“Tenant”), entered into that certain Tenth Amendment to Office Lease (the “Amendment”) dated as of August ___, 2006, for the lease of certain space at Atrium at Collin Ridge located in Plano County, Texas. This Exhibit D (this “Exhibit”) is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment. Landlord and Tenant mutually agree as follows:
     1. Tenant shall have the right to renew and extend the Lease Term with respect to the Premises then subject to the Lease for the Extension Term (as hereinafter defined) upon and subject to the following terms and conditions.
     2. Tenant shall have two (2) options (the “Renewal Option”) to extend the Lease Term beyond the 2007 Renewal Term Expiration Date (such date and the last day of each Extension Term, if any, being herein referred to as a “Scheduled Expiration Date”) for a period (the “Extension Term”) of five (5) years, commencing upon the then-current Scheduled Expiration Date upon the same terms and conditions previously applicable, except for the grant of the exercised Renewal Option and the amount of Base Rental payable under the Lease (which amount shall be determined as set forth below). Not earlier than twelve (12) months or later than nine (9) months prior to the expiration of the 2007 Renewal Term, Tenant shall have the right to deliver to Landlord written notice (a “Notice of Intent to Renew”) of Tenant’s intent to extend the 2007 Renewal Term on the terms and conditions set forth herein. In such event, Landlord shall, within ninety (90) days after its receipt of a Notice of Intent to Renew, notify Tenant in writing of the Fair Market Value Rate (as defined in Paragraph 5 below) as determined by Landlord for Premises during the Extension Term (such determination is herein referred to as the (“Landlord’s Assessment”). Landlord’s Assessment shall reflect the fact that Landlord will provide to Tenant in connection with Tenant’s exercise of the Renewal Option a refurbishment allowance (the “Refurbishment Allowance”) in an amount equal to $7.00 per usable square foot of space then comprising the Premises. Tenant shall have the right, within fifteen (15) days after its receipt of written notice of the Landlord’s Assessment, to either (i) accept in writing such Landlord’s Assessment and exercise the Renewal Option (the “Notice of Exercise”), or (ii) reject such Landlord’s Assessment but nevertheless elect to exercise the applicable Renewal Option by, in either instance, delivering written notice thereof to Landlord within such fifteen (15) day period; provided, however, that the Renewal Option may be validly exercised only if no uncured Tenant default exists as of the date of exercise. If Tenant timely delivers to Landlord written notice that Tenant is exercising the Renewal Option but that Tenant does not accept Landlord’s Assessment (“Tenant’s Objection Notice”), the Fair Market Value Rate shall be determined as provided in Paragraph 6 below. Tenant’s Objection Notice must identify Tenant’s determination of the Fair Market Value Rate (“Tenant’s Assessment”) to trigger the appraisal process set forth in Paragraph 6 below.
     3. If Tenant does not either timely (i) accept Landlord’s Assessment, or (ii) deliver to Landlord Tenant’s Objection Notice, Tenant will be deemed to have elected to not exercise the Renewal Option. In no event shall Landlord have any obligation to provide Tenant with the Refurbishment Allowance in the event Tenant elects not to exercise of the renewal option or is deemed to have elected not to exercise the Renewal Option. The Extension Term shall commence immediately upon the expiration of the 2007 Renewal Term, and upon Tenant’s exercise of the renewal option set forth in this Exhibit, the date of expiration of the 2007 Renewal Term shall automatically become the last day of the Extension Term.
     4. The exercise by Tenant of the Renewal Option must be made, if at all, by written notice, (i.e., the Notice of Exercise or Tenant’s Objection Notice, as applicable) executed by Tenant and delivered to Landlord within the fifteen (15) day period set forth in preceding paragraph. Once Tenant shall exercise the Renewal Option, Tenant may not thereafter revoke such exercise. Tenant’s failure, for any reason whatsoever, to exercise the Renewal Option in strict accordance with the provisions of this Exhibit shall conclusively be deemed a waiver of the same.
     5. Base Rental for the Extension Term shall be equal to 100% of either (y) the product of the Landlord’s Assessment received by Tenant prior to Tenant’s exercise of the Renewal Option multiplied by the number of rentable square feet of space then comprising the Premises if Tenant has accepted such Landlord’s Assessment, or (z) if Tenant has timely delivered to Landlord Tenant’s Objection Notice in which Tenant’s Assessments has been identified, the product of the Fair Market Value Rate determined as provided in Paragraph 6 below multiplied by the number of rentable square feet of space comprising the Premises. As used herein, the term “Fair Market Value Rate” shall mean the base rent payable during the applicable lease period to a willing landlord by a willing tenant (neither having a compulsion to lease and Landlord having sufficient time to locate a replacement tenant), for the lease of non-sublease, non equity and renewal space in an office building comparable in quality to the Building, which space is of like size to the Premises, of like and comparable quality to the Premises, and which comparable office building is located in the Richardson/ Plano Telecom Corridor (as hereinafter defined), taking into consideration the terms of the Lease (including, without limitation, the available parking being make available to Tenant) and, as applicable, the following: (1) the location and floor level within the Building; (2) the condition of the existing improvements in the Premises and the premises covered by such renewed leases; (3) parking charges or the inclusion of the same in rental; (4) the extent of services to be provided by Landlord to Tenant and such renewal tenants; (5) the base year or dollar amount, if any, for escalation purposes; (6) credit rating and financial condition and stature of such renewal tenants as of the date of the exercise of the applicable lease renewal, and the credit rating and financial condition and stature of Tenant as of the date of the Landlord’s Assessment; (7) the length of the lease renewal; (8) whether any broker’s commission is payable; (9) the date on which the Extension Term will commence; and (10) any other appropriate term or condition. Notwithstanding and foregoing, in calculating the Fair Market Value Rate, no consideration shall be given to (i) any period of rental abatement, if any, granted to tenants in comparable property, and (ii) any portion of leasehold improvement allowances in excess of the Refurbishment Allowance. As used herein, the term “Richardson/Plano Telecom Corridor” shall mean the area located within portions of the Cities of Richardson and Plano, Texas generally recognized by real estate professionals as the “Telecom Corridor”.
     6. If Tenant timely delivers to Landlord Tenant’s Objection Notice in which Tenant’s Assessment has been identified, Landlord shall have the right to accept Tenant’s Assessment, by giving Tenant written notice thereof within ten (10) business days after Landlord’s receipt of Tenant’s Objection Notice. If Landlord chooses not to accept Tenant’s Assessment, then Landlord and Tenant shall, within fifteen (15) days after the expiration of such ten (10) business day period, jointly appoint an independent real estate broker or other person with at least ten (10) years’ commercial real estate experience in Dallas, Texas (an “Appraiser”) to determine the Fair Market Value Rate. If the parties as unable to agree upon an Appraiser within such fifteen (15) day period, either party may request that the Dallas office of the American Arbitration Association designate within ten (10) days of such request, a broker with at least ten (10) years’ commercial real estate experience in Dallas, Texas to be the Appraiser for the purposes of this subparagraph; provided, however in no event shall such designated Appraiser be employed, or have been employed, by either Landlord or Tenant or their respective affiliates; and provided further, however, that such broker must also have experience with lease transactions in the Richardson/ Plano Telecom Corridor. Such designation shall be binding on Landlord and Tenant. Within ten (10) business days after the selection of an Appraiser, each of Landlord and Tenant shall submit to the Appraiser such party’s assessment of the Fair Market Value Rate (revised, if applicable, from any earlier assessment), together with such supporting data used to make such assessment (each such assessment is herein referred to as an “Assessment”). Within fifteen (15) days after the Appraiser’s receipt Landlord’s and Tenant’s respective Assessments of the Fair Market Value Rate and the aforementioned supporting data, the Appraiser shall determine his or her assessment of the Fair Market Value Rate for the Extension Term and shall provide Landlord and Tenant with written notice thereof together with such supporting data used to make such assessment). The Fair Market Value Rate for the Extension Term shall be the Assessment of either Landlord or Tenant which is closest to the Appraiser’s assessment of the Fair Market Value Rate; provided, however, if either Landlord or Tenant fails within such ten (10) business day period to supply the Appraiser with such party’s assessment of the Fair Market Value Rate and/or the applicable supporting data, then the Fair

Market Value Rate for the Extension Term shall be the Fair Market Value Rate submitted to the Appraiser by the party that has submitted to the Appraiser its assessment of the Fair Market Value Rate and the applicable supporting data. The entire cost for the Appraiser’s services shall be borne equally by Landlord and Tenant.
     7. Except as set forth in this Exhibit, the leasing of the Premises for the Extension Term shall be upon the same terms and conditions as are applicable for the Premises under the Lease for the term thereof as extended by the Amendment, and shall be upon and subject to all of the provisions of the Lease and the Amendment. Additionally, the Refurbishment Allowance will paid to Tenant in the same manner as the refurbishment allowances described in the third paragraph of the Rider No. 102 attached to the Lease and will only be used for the same work described in such paragraph. Any portion of the Refurbishment Allowance not used by Tenant on or before the twelfth (12th) full calendar month of the Extension Term will be forfeited by Tenant and Landlord shall have no further obligation to disburse the same to Tenant notwithstanding anything to the contrary contained in this exhibit.
     8. Once Fair Market Value Rate for the Extension Term has been established following a valid exercise by Tenant of the Renewal Option, Landlord and Tenant will, within fifteen (15) days thereafter, enter into an amendment (the “Lease Amendment”) to the Lease reflecting (i) the extension of the 2007 Renewal Term, (ii) any change in Base Rental payable by Tenant as provided by this Exhibit, (iii) any change in the Base Year operation expenses, and (iv) such other amendments to the Lease as are necessary. Notwithstanding Landlord’s and Tenant’s obligation to execute and deliver the Lease Amendment within the time period provided above, Tenant’s leasing of the Premises during the Extension Term is not conditioned on any such execution and delivery as the Lease Amendment is being executed merely to memorialize the terms and conditions of Tenant’s leasing of the Premises during the Extension Term pursuant to this Exhibit after Landlord’s receipt of the Notice of Exercise or Tenant’s Objection Notice, as applicable.
     9. Tenant’s rights under this Exhibit shall terminate following the occurrence of any of the following events: (a) Tenant’s right to possess all or any of the Premises is terminated; (b) Tenant assigns any of its interest in the Lease or sublets any portion of the Premises located on the 5th floor of the Building; and/or (c) any termination of the Lease.

EXHIBIT E
RIGHT OF FIRST REFUSAL
     PLANO ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC. (“Tenant”), entered into that certain Tenth Amendment to Office Lease (the “Amendment”) dated as of August ___, 2006, for the lease of certain space at Atrium at Collin Ridge located in Plano, Texas. This Exhibit E (this “Exhibit”) is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment. Landlord and Tenant mutually agree as follows:
1. Provided no Major Default has occurred and is continuing, Landlord shall, during the term of the Lease and prior to leasing the ROFR Space (as hereinafter defined), provide Tenant with the first refusal rights (the “ROFR Option”) as set forth below. As used herein, the term “ROFR Space” shall mean any of the following: (a) any space located on the Fourth Floor of the Building and (b) any space of at least 7,000 rentable square feet in the Building Tenant shall have an ongoing ROFR Option subject to Existing Rights of Other Tenants (as defined in Paragraph 6 of this Exhibit), unless the applicable Existing Rights of Tenants have been waived or deemed waived by the party owning such rights or such rights have not been exercised in a timely manner and are no longer in effect with respect to the applicable ROFR Space.
2. Landlord shall, prior to leasing all or any portion of the ROFR Space, deliver to Tenant a written statement (the “ROFR Statement”) which shall reflect Landlord’s and the prospective tenant’s non-binding agreement with respect to rent, term, finish allowances and other tenant inducements, and other matters related to the leasing of the applicable portion(s) of the ROFR Space (the “Offered Space”). Tenant shall have five (5) business days after its receipt of an ROFR Statement within which to notify Landlord in writing that it will exercise its ROFR Option and lease the Offered Space either, at Tenant’s option (i) upon the same rent, term, finish allowances, and other tenant inducements, if any, contained in the ROFR Statement or (ii) if the date of the ROFR Statement is prior to September 1, 2008, upon the terms set forth in Exhibit F. Failure by Tenant to notify Landlord within such five (5) business day period shall be deemed an election by Tenant not to exercise its ROFR Option as to the Offered Space and Landlord shall have the right to lease such space to the prospective tenant upon substantially the same terms and conditions contained in the applicable ROFR Statement. If Landlord does not lease the Offered Space to such prospective tenant, upon such terms within 180 days of Tenant’s election (or deemed election) not to exercise its ROFR Option as to such Offered Space, Tenant’s ROFR Option for such Offered Space shall be reinstated. Tenant agrees that if it exercises its ROFR Option for any Offered Space, it must lease all of the Offered Space described in the applicable ROFR Statement.
3. Within fifteen (15) business days after the date of Landlord’s receipt of Tenant’s written notice that it will lease the Offered Space described in the applicable ROFR Statement, Landlord and Tenant will enter into an amendment to the Lease reflecting (i) the addition of such Offered Space to the Premises, (ii) the Base Rent payable under the Lease as provided by this Exhibit, (iii) Tenant’s proportionate share of the Building, and (iv) such other amendments to the Lease as are necessary due to the addition of such Offered Space to the Premises.
4. Tenant’s rights under this Exhibit shall terminate following the occurrence of the following events: (1) a termination of Tenant’s right to possess all or any portion of the Premises following the occurrence of an Event of Default; (2) assignment of the Lease to a third party; (3) Tenant subleases more than twenty-five percent (25%) of the Premises; and/or (4) the expiration or earlier termination of the Lease.
5. Tenant’s rights of first refusal under this Exhibit with respect to ROFR Space are subject to all rights of first refusal, rights of first opportunity, renewal rights, expansion options and any other rights of current tenants which exist as of the date hereof with respect to all or any portion of the ROFR Space (all of the foregoing rights and/or options are herein collectively called the “Existing Rights of Tenants”). Landlord’s obligation to lease to Tenant all or any portion of the ROFR Space is contingent upon none of the Existing Rights of Tenants applicable to such ROFR Space being exercised either before or after Tenant’s receipt of a ROFR Statement.

EXHIBIT F
EXPANSION OPTION
     PLANO ATRIUM, LLC, a Delaware limited liability company (“Landlord”), and PRIORITY FULFILLMENT SERVICES, INC. (“Tenant”), entered into that certain Tenth Amendment to Office Lease (the “Amendment”) dated as of August ___, 2006, for the lease of certain space at Atrium at Collin Ridge located in Plano, Texas. This Exhibit F (this “Exhibit”) is attached to the Amendment. Except to the extent otherwise indicated herein, the initially capitalized terms used in this Exhibit shall have the meanings assigned to them in the Amendment. Landlord and Tenant mutually agree as follows:
1. Provided no Major Default has occurred and is continuing, Tenant shall have during the term of the Lease the following ongoing expansion rights (the “Expansion Option”) as set forth below. As used herein, the term “Available Space” shall mean (a) any space located on the Fourth Floor of the Building and (b) any space of at least 7,000 rentable square feet in the Building, subject, however, to Other Building Tenants’ Rights (defined below) unless the applicable Existing Rights of Tenants have been waived or deemed waived by the party owning such rights or such rights have not been exercised in a timely manner and are no longer in effect with respect to the applicable Available Space. Other Building Tenants’ rights shall mean all rights of first refusal, rights of first opportunity, renewal rights, expansion options and any other rights of current tenants which exist as of the date hereof with respect to all or any portion of the Available Space.
     If Tenant requests to sub-divide the Available Space, Landlord shall have the exclusive right to reject such sub-division of space, if such sub-division creates the following difficulties to the Landlord: (a) If, in Landlord’s sole discretion, the sub-division of space leaves the leftover space unleasable or significantly reduces the Landlord’s ability to lease such leftover space or (b) such sub-division of space creates any possible violations of an governing agencies’ building codes, restrictions, or laws.
2. At such time as any Available Space is not subject to any Other Building Tenants’ Rights, Landlord shall so notify Tenant, which notice (“Landlord’s Expansion Notice”) shall describe in reasonable detail the applicable Available Space (the “Expansion Space”). If Tenant wishes to exercise its Expansion Option as to such Expansion Space, Tenant shall, within ten (10) days of its receipt of Landlord’s Expansion Notice deliver to Landlord a written letter of intent (the “Expansion Letter”) describing Tenant’s intention to lease such “Expansion Space”). The “Expansion Letter Delivery Date” shall be herein defined as the date of Landlord’s receipt of such Expansion Letter. Landlord and Tenant agree to diligently proceed in executing a lease amendment for such Expansion Space within fifteen (15) business days of the Expansion Letter Delivery Date under the following terms and conditions:
     (a) If the Expansion Letter Delivery Date is on or before September 1, 2008, Base Rent for the Expansion Space shall commence on the Expansion Space Commencement Date (as defined below) and shall be the then prevailing amount per rentable square foot as outlined in Section 6(a) of the Amendment. Landlord shall also provide Tenant with a Tenant Improvement Allowance which shall be at the prevailing market allowance for similar expansion space.
     (b) If the Expansion Letter Delivery Date is after September 1, 2008, the Base rental rate shall be at the prevailing Fair Market Value, as mutually agreed by Landlord and Tenant. If the parties cannot agree, Fair Market Value shall be determined in accordance with the procedures set forth in Exhibit D. Landlord shall also provide Tenant with a Tenant Improvements Allowance which shall be at the prevailing market allowance for similar expansion space.
     (c) Upon Substantial Completion of the Expansion Space, Landlord shall deliver the Expansion Space to Tenant (the “Expansion Space Commencement Date”) and Tenant shall commence paying Base Rent, the Base Rent adjustments and any other costs or amounts payable by Tenant with respect to the Expansion Space as provided in the Lease Amendment for such space. The Expansion Space shall be taken in its “As Is” condition and Landlord shall have no obligations to construct any leasehold improvements therein nor make any alterations thereto nor provide any allowance for tenant improvements except for as outlined in section 2(a) or 2(b) of this Exhibit. The leasing of the Expansion Space shall be upon the same terms and conditions as the leasing of the Premises and shall upon and subject to all of the provisions of the Lease.
3. Tenant’s rights under this Exhibit shall terminate following the occurrence of the following events: (1) a termination of Tenant’s right to possess all or any portion of the Premises following the occurrence of an Event of Default; (2) assignment of the Lease to a third party; (3) Tenant subleases more than twenty-five percent (25%) of the Premises; and/or (4) the expiration or earlier termination of the Lease.